UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2022

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 20, 2022, National CineMedia, Inc. (the “Company”) and Thomas F. Lesinski, the Company’s Chief Executive Officer, agreed to extend the term of Mr. Lesinski’s employment agreement (“Amended Employment Agreement”) with the Company to December 31, 2025, with an effective date of August 1, 2022 (the “Effective Date”).
The Amended Employment Agreement provides that Mr. Lesinski’s annual base salary will be increased to $925,000. Mr. Lesinski will also be eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a target annual bonus equal to 100% of his annual base salary; provided, however, that any bonus related to fiscal year 2022 will be prorated to account for the portion of the year he operated under his previous employment agreement. Mr. Lesinski will also be eligible to receive an additional bonus as established by the Compensation Committee of the Board of Directors, if any. The Company will also provide Mr. Lesinski the opportunity to receive a long-term incentive award with a grant date fair market value of at least $1,000,000 plus 250,000 premium priced options each year during the term, including a grant for fiscal year 2022 on the Effective Date, in such amounts and pursuant to such terms as may be determined in the sole discretion of the Board, subject to limitations in the Amended Employment Agreement related to the mix of equity awards.
The other provisions of the Amended Employment Agreement, including provisions related to termination, are generally consistent with the terms of the Employment Agreement, dated August 1, 2019, between the Company and Mr. Lesinski. The information in the Company’s 2022 Proxy Statement, dated March 23, 2022, relating to Mr. Lesinski and his previous employment agreement is incorporated herein by reference.
The foregoing description of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Employment Agreement a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2022.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: July 25, 2022	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer